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                                                                   EXHIBIT 10.27

                           TOLL MANUFACTURE AGREEMENT

This Agreement [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] by and between

Organon Inc., a corporation duly organized and existing under the laws of New Jersey (USA) and having its registered offices at 375 Mt. Pleasant Ave., West Orange, New Jersey 07052, USA on the one hand, hereinafter referred to as "Organon,"

And

CIMA LABS Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal offices at 10000 Valley View Road, Eden Prairie, Minnesota 55344, USA, hereinafter referred to as "Manufacturer."

Organon and Manufacturer may hereinafter be referred to as "Party," or collectively as "Parties."

WHEREAS:

     A. An Affiliated Company of Organon and Manufacturer have entered into a License Agreement dated [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**], whereby Manufacturer granted Organon and/or Organon's Affiliated Companies a license to, among others, make the Product (as hereinafter defined) under certain conditions;

     B.   Organon wishes Manufacturer to manufacture the Product on its behalf;

     C. Manufacturer has knowledge and sufficient capacity to manufacture the Product based on Product forecast supplied to Manufacturer by Organon, and is willing to perform such manufacturing under the terms and conditions as contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreement as set forth herein, the Parties agree as follows:


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                                                                   EXHIBIT 10.27

Section 1:  DEFINITIONS

Whenever used in this Agreement, unless otherwise clearly required by the context, the following terms shall have the meaning as defined hereinafter (in alphabetical order) and shall include both the single and the plural.

1.1 The term "Affiliated Company" shall mean any company which by means of a majority of shares or otherwise, either directly or indirectly, controls, is controlled by or is under common control with either Party hereto.

1.2      The term "Effective Date" shall mean the date first written above.

1.3 The term "Manufacturing Know-How" shall mean and include any and all data, information and any experience or other data, in the possession of the Manufacturer necessary for Organon to effectively and efficiently manufacture the Product.

1.4 The term "License Agreement" shall mean the license agreement referenced under preamble A above.

1.5 The term "GMP Agreement" shall mean: the agreements entitled "Agreement On Tasks And The Division Of Responsibilities In Contract Manufacturing" Between NV Organon and Manufacturer and between Organon and Manufacturer, as amended from time to time, which is incorporated by reference herein.

1.6 The term "Product" shall mean an effervescent prescription tablet in [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] mg mirtazapine(R) dosage strengths, manufactured using the technology of the Manufacturer commonly known as Orasolv(R), containing the Substance as the sole active ingredient and adapted to disperse in the mouth of a human adult, which tablet incorporates the Substance together with a matrix or coating in microparticles or microcapsules which provide essentially complete release of the Substance into the gastrointestinal tract in a period of less than one hour after dissolution of the tablet, which is packaged utilizing PakSolv(TM) technology.

1.7 The term "Specifications" shall mean the specifications for the Product as set forth in the Remeron(R) Soltab(TM) NDA as amended and as supplemented from time to time and as included in the GMP Agreement.

1.8      The term Substance shall mean mirtazapine.

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                                                                   EXHIBIT 10.27

1.9 The term "Requirements" shall mean all quantities of the Product to be used by Organon, its Affiliated Companies or sublicensee(s) for clinical trial materials and for distribution, marketing and sale of the Product and samples thereof during the term of this Agreement.

1.10 The term "Self-Supply" shall mean the manufacture of the Product by Organon or its Affiliated Companies or third parties as permitted by Sections 2.3 and 2.4 hereof.

1.11 Third Party Manufacturer -- Third Party Manufacturer shall mean a manufacturer familiar with and capable of producing product using Orasolv(R) and PakSolv(TM) technologies. Any Third Party Manufacturer chosen by the Manufacturer must be approved by Organon which approval will not be unreasonably withheld.

1.12 "Coated Substance" shall mean mirtazapine coated as per the NDA [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] for Remeron(R)and any supplements and amendments thereto.

1.13 Production Yield: Let Output Y be, the amount of blistered Product made expressed in kg of [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] Substance.

         Let Input X be, the amount of [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] Substance, as delivered by Organon, expressed in kg used to produce Output Y.

         Production Yield will be defined as (Output Y divided by Input X) multiplied by 100%.

Section 2:  APPOINTMENT

2.1 Organon herewith appoints Manufacturer to perform the manufacture of the Product, in accordance with the Specifications and with the use of the Substance in accordance with the terms of this Agreement, on behalf of Organon and Manufacturer accepts this appointment. Manufacturer may, with Organon's approval, have the Product manufactured by an Affiliated Company of the Manufacturer.

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                                                                   EXHIBIT 10.27

2.2 For a period of five years commencing from January 15, 2001 and upon the terms and conditions contained herein, Organon will purchase all of its Requirements of the Product exclusively from the Manufacturer and the Manufacturer will sell and deliver to Organon F.O.B. Origin, Freight Collect, Organon's Requirements of the Product under the terms of this Agreement.

2.3 If Manufacturer is unable to supply Organon with Organon's Requirements within sixty (60) days of a delivery date, as determined pursuant to
         Section 9.2, for any reason other than Organon's failure to provide Substance to Manufacturer according to the lead time in Section 9.4 or a condition of force majeure (which will include but is not limited to, acts of God, explosion, fire, flood, earthquake or tremor, war whether declared or not, civil strife, riots, embargo, losses or shortages of power, supply shortages other than Substance, labor stoppages other than those of Manufacturer, damage to or loss of Product in transit, currency restrictions, or events caused by reason of laws, regulations or orders by any government, governmental agency or instrumentality or by any other supervening, unforeseeable circumstances whatsoever reasonably beyond the control of such party), Manufacturer will be considered in material breach and Organon may, in addition to any other remedy available to it, elect to Self-Supply, including supply in the Americas, without the payments in Sections 2.4 and 2.5, during the period that Manufacturer is unable to supply Organon's requirements and for such additional time so that such Self-Supply will be an economically reasonable endeavor. In the event of force majeure, Organon may also elect to Self-Supply under the same conditions and terms as for breach. In the event of breach or force majeure, Manufacturer agrees, at its own costs and expense in the case of breach and at Organon's costs and expense in case of force majeure, to provide technical support and assistance to ensure smooth and satisfactory establishment of the Orasolv(R) technology at Organon's Self-Supply site.

2.4 Organon may also elect to Self Supply at any time after the five (5) year period described in Section 2.2 by a minimum of an eighteen (18) month notice to Manufacturer. If Organon so elects to Self Supply, Manufacturer will provide to Organon, at Organon's sole expense, technical support and assistance to ensure the smooth and satisfactory establishment of the OraSolv Technology at the new manufacturing site. Organon will pay Manufacturer under this section a $[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] technology transfer fee, $[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

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                                                                   EXHIBIT 10.27

         eighteen (18) months after notification and $[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] after FDA approval and will promptly reimburse Manufacturer for all of its reasonable actual out of pocket expenses incurred in support of the technology transfer.

2.5 If Organon elects to Self Supply according to Section 2.4, then there will be a good faith negotiation between both parties of an additional per tablet payment by Organon and the period of the duration of these payments to cover the then value of Manufacturer's capital investments to meet the requirements under this Agreement.

2.6      Any Third Party Manufacturer selected by Organon pursuant to Section
         2.3 for Self-Supply, must be approved by Manufacturer and such approval will not be unreasonably withheld or delayed. As a condition of Manufacturer's approval, Organon shall have the selected third party enter into an agreement with Manufacturer with a confidentiality clause consistent with Section 4 of the License Agreement referred to in the first whereas clause of this agreement.

Section 3:  MANUFACTURING INSTRUCTIONS

3.1 Manufacturer shall perform the manufacture of the Product strictly in conformity with the instructions as specified in the GMP Agreement.

3.2 Manufacturer shall make no alterations in the Specifications of the Product or to the manufacturing process, without the prior written approval of Organon and as provided in the GMP Agreement. Any and all process deviations will be documented and reported to Organon. Documented evidence of all process deviations will be provided as part of manufacturing records to be forwarded to Organon prior to final release of Product. Organon shall have sole responsibility for determining the marketability of all batches for which a process deviation occurred.

Section 4:  QUALITY CONTROL

4.1 Manufacturer shall be responsible for the quality control of the Product manufactured by the Manufacturer and shall carry out the tests and analysis included in such quality control strictly in conformity with the instructions as specified in the GMP Agreement. Organon may test the

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                                                                   EXHIBIT 10.27

         Product after receipt, as Organon deems appropriate. Organon will maintain a post-marketing stability program for the Product in conformity with the GMP Agreement. Organon may request Manufacturer to maintain such post-marketing stability program. If elected to do so, Manufacturer and Organon will agree upon a price for such program.

4.2 Manufacturer shall maintain complete and adequate records of all tests and analysis carried out in accordance as specified in the GMP Agreement and shall deliver a Certificate of Analysis with each batch of Product.

4.3 Manufacturer shall keep sealed samples of: each batch of Product, each batch of raw material used, and samples of each batch of components used for the manufacture of each batch of Product will be retained for a minimum of one year past the expiration date of each batch of Product, to verify the quality of the pertinent batch of Product at the time it was delivered to Organon. All documentation with respect to batch of Product, raw material, components and production of Product will be retained by Manufacturer a minimum of one year past the expiration date of the batch of Product.

4.4 Manufacturer agrees to conduct additional validation activities as required by regulatory authorities or at the request of Organon. Organon agrees to pay, a mutually agreed upon sum, for Manufacturer to perform such validation activities and supply sufficient quantity of Substance to complete such validation activities.

4.5 Manufacturer represents and warrants that the Product shall not be adulterated or misbranded, and shall be free of all defects of any kind whatsoever and to the best of the Manufacturer's knowledge, Manufacturer's technology does not infringe in any way whatsoever any rights of any third party. MANUFACTURER MAKES NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY AND ALL LIABILITY FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

4.6 The GMP Agreement will supplement the terms of this Agreement with regard to quality control.

Section 5:  PACKAGING OF THE PRODUCT

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                                                                   EXHIBIT 10.27

5.1 The Product shall undergo primary packaging and labeling by Manufacturer according to Organon's instructions. The current primary packaging instructions are included in the GMP Agreement and shall not be modified by Organon without the prior written consent of Manufacturer, which consent shall not be unreasonably withheld or delayed. Approved blister artwork shall be provided to the Manufacturer by Organon at least forty-five (45) days prior to the delivery date for that shipment of Product specified in the applicable purchase order.

5.2 Country specific labeling may be required. The text appearing on primary packing and labeling of the Product shall be as determined by Organon subject to Manufacturer's prior written approval, which shall not be unreasonably withheld or delayed. Manufacturer and Organon agree to no more than [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] variants required per batch of Product, unless previously agreed. A premium, which, if needed, will be $[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] for batches of Product with blistering variants which exceed [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]. The text shall be as specified in the packaging instructions. Organon shall ensure that all packaging for the Product complies with applicable laws and regulations in each country in which it will be sold.

5.3 Organon will reimburse Manufacturer for reasonable costs incurred by Manufacturer in making changes to its packaging line required to manufacture the Product as mandated by regulatory revisions or as required by Organon. This will include, but not be limited to, plate and die charges due to label changes and Product identification requirements, and for any packaging components rendered obsolete by the changes.

Section 6:  REJECTIONS AND YIELD

6.1 Within forty-five (45) days after delivery of each of the batches of the Product Organon shall inform Manufacturer of any obvious non-conformance of the delivered batches with the specifications and/or significant deviations from cGMP's. Within forty five (45) days after such notification, and in the event it appears that such a specification and/or cGMP non-conformance is due to faulty manufacture, release, primary packaging or labeling of the relevant batch(es) of the Product, which fact

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                                                                   EXHIBIT 10.27

         shall be established on the basis of the corresponding sealed samples retained by Manufacturer, utilizing an outside independent laboratory if necessary, the cost of which is borne by the party found at fault and whose findings shall be binding, or based on the process deviation documentation provided to Organon, the Manufacturer shall replace such batches free of charge. In the event Organon does not notify Manufacturer of any such obvious non-conformance within said period, the relevant batches shall be deemed to be in conformance with the Specifications, except for non-obvious defects or non-conformance relating to the manufacturing or testing of Product by Manufacturer, and Manufacturer shall have no further obligations and liabilities towards Organon with regard to those batches.

6.2 If found at fault, Manufacturer's liability, to Organon, for defective or non-conforming Product shall be replacement of the Product, exclusive of the cost of the Substance. For Substance lost through mishandling or negligence (non-batch processing related) Manufacturer shall promptly reimburse Organon, at the rate of $[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] per gm. In the case of defective or non-conforming Product, Manufacturer shall replace Product at its cost within sixty (60) days of notification of the findings. In no event shall Manufacturer be liable for any indirect or consequential damages in connection with any non-conforming batch of Product. Annual increases to the rate of reimbursement of Substance will commence on January 1, 2002 and are to be established January of each calendar year thereafter. [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**].

6.3 In 2001, Manufacturer will complete the validation batches for Remeron SolTab using [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] pursuant to sufficient supply of [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] from Organon. Thereafter, but subject to FDA approval if needed, all future production of Product will be produced using the process with the [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]. After twenty-five (25) batches of coated Substance are manufactured, Manufacturer and Organon will agree upon a minimum Production Yield. If the average of the Production Yield of the batches of Product produced by Manufacturer during a calendar year is less than the minimum Production Yield,

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                                                                   EXHIBIT 10.27

         Manufacturer will pay to Organon by January 31 of the subsequent year the amount equal to the difference between the amount of Substance required to make the number of batches of products in that calendar year using the minimum Production Yield and the amount of Substance used for such batches using the actual Production Yield times [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] according to Section 6.2.

Section 7:  RECALLS

7.1 If Organon is required (or voluntarily decides) to initiate a recall, product withdrawal or field correction of any Product manufactured by Manufacturer under this Agreement, whether or not such recall has been requested or ordered by any governmental agency, Organon will notify Manufacturer's President or Chief Operating Officer, and Manufacturer shall fully cooperate with Organon. If Manufacturer believes that a recall, product withdrawal, or field correction by Organon may be necessary or appropriate, Manufacturer will notify Organon of its beliefs, and after Organon's decision the parties will cooperate in promptly implementing Organon's decision.

7.2 With respect to any recall, product withdrawal, or field correction, Organon will make all contacts with the FDA and any foreign regulatory agencies and will be responsible for coordinating all of the necessary activities in connection with such recall, product withdrawal, or field correction, and shall make any statements to the media, including, but not limited to, press releases and interviews for publication or broadcast.

7.3 If any recall, product withdrawal, or field correction is initiated solely because of non conformance or a defect in any Product arising from the manufacture, processing, primary packaging or holding of the Product by Manufacturer, Manufacturer will (i) replace all defective Product free of charge, (ii) reimburse Organon for out-of-pocket costs actually paid by Organon to third parties for transportation, secondary packaging and destruction of the recalled Product, and (iii) reimburse Organon for its out of pocket administrative expenses incurred in implementing the recall. Manufacturer shall provide, within a reasonable amount of time, a full replacement of the recalled Product due to recall, product withdrawal or field correction. The maximum time for Manufacturer to provide full replacement will be sixty (60) days except for Product covered by a pending investigation or subject to a condition of force majeure.

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                                                                   EXHIBIT 10.27

7.4 If any recall, product withdrawal or field correction is required due to reasons other than those specified in Section 7.3, i.e., defective materials supplied by Organon or improper handling of Product by Organon, the costs of such recall, including the costs of any of Manufacturer's work in process affected by the recall, will be borne by Organon.

Section 8:  MATERIALS

8.1 Except for Substance, the materials and components for the manufacture of the Product, as well as the primary packaging materials shall be purchased by Manufacturer for its own account and responsibility. All such materials and components shall be in conformity with any quality requirements included in the GMP Agreement.

8.2 All vendors or suppliers used by the Manufacturer shall be approved through the Manufacturer's internal certification program. Manufacturer shall send a certificate of conformance to Organon certifying each vendor's compliance with cGMP's or other appropriate quality standards on an annual basis or upon Organon's request.

8.3 Organon shall supply to Manufacturer the required amounts of Substance free of charge, which shall only be used to manufacture Product for Organon, according to the delivery schedule described in Section 9. The Substance supplied by Organon hereunder shall conform to the Specifications contained in the GMP Agreement and shall be accompanied by a suitable Certificate of Analysis. While under the control of Manufacturer, Substance remains the property of Organon. Within 5 working days of month end Manufacturer will provide Organon with the following:

         a. A list of the balance of Substance and Substance related inventory at CIMA Labs at month end by lot. This list will include the Substance in raw material form reported in grams by lot number. Work in Process ("WIP") or Finished Goods which include Substance will be reported in the appropriate unit of measure for each WIP or Finished Goods level, i.e.: grams, tablets or strips, by WIP or Finished Goods lot number.

         b. Inventory records for all Substance and Substance related inventory. These records will include, for each lot at each manufacturing stage, a beginning balance, plus or minus all increases or decreases to the lot with adequate descriptions or explanations, and the balance of the lot at month end.

         The above requirements can be changed if mutually agreed upon.

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                                                                   EXHIBIT 10.27

         Any non-batch processing related loss of Substance, while under the control of the Manufacturer, which has been determined to be the fault of the Manufacturer, will result in reimbursement by Manufacturer to Organon in the terms described in Section 6.2. Organon will provide to Manufacturer a Certificate of Insurance covering the Substance while it is in the control of the Manufacturer.

8.4 Manufacturer shall inspect and test the materials, components and Substance before processing in order to verify their conformity with the requirements included in the GMP Agreement.

8.5 Organon shall reimburse Manufacturer for all materials and components as well as primary packaging materials purchased specifically for the manufacture of the Product that can not be used to manufacture the Product due to reductions in Organon's purchase orders or due to changes to the manufacturing process or primary packaging art work mandated by regulatory authorities or Organon, or due to Organon's decision to Self-Supply for reason other than Manufacturer's material breach. In no event will Organon be responsible for more than 6 (six) months' worth of inventory based on the current forecast at the time of the changes within the limits stated within Section 9.1.

8.6 Organon and its representatives shall have the right to inspect and audit Manufacturer's book, records and inventories relating to Product during regular business hours, giving at least forty-eight (48) hours prior notice.

Section 9:  FORECAST, ORDERS AND DELIVERY

9.1 Before the tenth (10th) day of each calendar quarter, Organon shall provide Manufacturer with a written 12 month rolling forecast of its Requirements of Product and Samples and shall update such forecasts on a quarterly basis or more frequently. Organon will place firm orders with a minimum of a ninety (90) day lead-time before delivery is required. Along with this forecast Organon, will communicate in Q1 and Q4 of each year a Long Range Plan (LRP), which will indicate Organon's Products needs over a maximum period of 2 years. The LRP is not a commitment for future purchase orders.

9.2 Each Organon purchase order for Product will be considered accepted by Manufacturer and Product will be delivered according to the times and location in that purchase order if such purchase order is in accordance

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                                                                   EXHIBIT 10.27

         with this Section. Manufacturer reserves the right to reject any purchase order for Product in which the first delivery date for Product is substantially earlier than 90 days from the date Manufacturer received that purchase order. Organon has the right to reconfirm orders in writing, up to forty-five (45) days before the delivery date specified on the purchase order, to issue change orders to increase the quantity of Product ordered on a initial purchase order(s) by up to [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] of stated tablet requirement or decrease the quantity of Product ordered on the initial purchase order(s) by up to [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.** ] of stated tablet requirements. In the event Organon decreases by more than [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] the quantity of Product requested on a purchase order(s) during the period commencing on the date of receipt of that purchase order by Manufacturer up to forty-five (45) days of the delivery date for that shipment specified on such purchase order or decreases by any amount the quantity of Product ordered within forty-five (45) days of the delivery date specified on such purchase order(s), Organon shall pay Manufacturer within 30 days of the Manufacturer's invoice date a Cancellation Fee equal to [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**].

         Manufacturer agrees to commit an annual manufacturing capacity of [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] for the manufacture of the Product ("AMC"). As from 2002, if Organon fails to utilize a minimum of [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] of the AMC ([**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]) in a given year then a new lower AMC will be agreed to by the parties for future years.

         Manufacturer's available production capacity (APC) is projected to be [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] in 2002 and [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] in 2003. The APC will be mutually agreed to by both parties for years 2004 and beyond; provided, however, the APC for any


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                                                                   EXHIBIT 10.27

         year will not be less than the previous year's (AMC plus RAMC) unless Organon wishes to lower such amount.

         Organon may, based on its LRP, reserve additional manufacturing capacity beyond the AMC up to the Manufacturer's APC for that year [herein called "(RAMC)"].

         In the event Organon does not order an amount of Product for delivery in a calendar year which is at least [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] of the RAMC established by Organon for that calendar year, Organon shall pay the Manufacturer within 30 days of the Manufacturer's invoice date a Capacity Reservation Fee, which is equal to $[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] times [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] of the difference between the RAMC and the actual amount of Product ordered for delivery in such calendar year by Organon. Organon has the right to increase or decrease the RAMC for a calendar year without any penalty or fee whatsoever, provided the change is communicated to the manufacturer no later than December 1 of the calendar year immediately preceding the calendar year to which a Capacity Reservation Fee would apply.

         Organon agrees to be held liable for all obsolesce, for no more than 6 months worth of inventory, pursuant to Section 8.5, of materials resulting from changes in Product or changes in purchase order requirements.

9.3 Quantities of Product shall be delivered to Organon or an Affiliated Company of Organon designated by Organon, F.O.B. Origin Freight Collect (latest edition of the Incoterms) and risk of loss shall pass at the time of such delivery.

9.4 Before the twentieth (20th) day of each calendar quarter, Manufacturer shall provide Organon with written rolling-forecasts of its requirements of Substance for each of the twelve (12) forthcoming calendar months and shall update such forecasts on a quarterly basis. The Substance shall be delivered by Organon to Manufacturer, sixty (60) days prior to the delivery date for that shipment of Product on that purchase order. If Organon fails to deliver Substance sixty days prior to such delivery date the parties will agree to a new purchase order delivery date.

                                                                   EXHIBIT 10.27

9.5 After January 15, 2001, unless otherwise mutually agreed, if Manufacturer delivers Product twenty (20) business days after or ten
         (10) business days before the specified delivery date Manufacturer shall pay to Organon a penalty of [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] of the value of Product for that delivery per business day for each business day that such order is late or early, not including any Product covered by a pending investigation or subject to a condition of force majeure. Any such penalty shall not exceed [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] percent of the value of Organon's Purchase Order.

9.6 If Organon fails to deliver Substance in sufficient quantities for the Manufacturer to maintain safety stock as describe in Section 9.4 in time for the Manufacturer to meet delivery times of accepted purchase orders, this shall result, to Organon, in a penalty of $[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] for the number of tablets specified for that delivery in that purchase order; provided, however, that any such penalty will only be due and payable in the event Manufacturer can prove that this resulted in idle time of allocated machine capacity for such delivery in that purchase order by failure of Organon to deliver Substance. Such idle time of allocated machine capacity means the machine availability was not used for e.g., required maintenance or other production orders. This Section will only be in effect when both Organon and the Manufacturer have agreed on a minimum Production Yield factor as mentioned in Section 6.3.

Section 10:  PRICES AND PAYMENTS

10.1 As a consideration for the manufacture of the Product by Manufacturer, Organon shall pay to Manufacturer the purchase prices as specified in
         Exhibit I attached hereto. Annual price increases will commence on January 1, 2002, and are to be established January of each calendar year thereafter. Any price increases will be mutually agreed upon by both the Manufacturer and Organon [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

10.2 All invoices for delivery of the Product shall be paid by Organon in US$ within thirty (30) days after the date of the invoice. The date of the

                                                                   EXHIBIT 10.27

         invoice shall not precede the Manufacturer's release of the Product. Each invoice shall be accompanied with a Certificate of Analysis for the Coated Substance and a Certificate of Conformance for the blistered Product for each batch of Product included in the invoice. There will be a [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**], of invoice price, penalty per month, for each month a payment is past due. Such penalty shall not exceed [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] per annum.

Section 11:  INSPECTION

11.1 Manufacturer shall keep such books and records regarding the manufacture and quality control of the Product in accordance with the instructions included in the Manufacturing Instructions, QC Instructions as defined in the Good Manufacturing Practices (GMP) Agreement and/or in compliance with 21CFR 211. With at least forty-eight (48) hours notice Organon shall have the right to inspect such books and records at any time during regular business hours.

11.2 Organon shall have the right to inspect Manufacturer's facilities to see if Manufacturer is in compliance with the Manufacturing Instructions, the QC Instructions as defined in the GMP Agreement and cGMP's. Any representatives of Organon designated for this purpose shall have the right to inspect the manufacturing and quality control facilities and warehouses of Manufacturer during regular business hours, giving at least forty-eight (48) hours prior notice.

Section 12:  ADDITIONAL RESPONSIBILITIES OF MANUFACTURER

12.1 Manufacturer shall forward to Organon all inquiries from any person concerning the Product within fifteen (15) business days after Manufacturer receives each such inquiry, and provide Organon with any reasonable assistance requested in connection with customer complaints relating to the Product. This assistance shall include inspection of retains, review of appropriate test records, testing of samples and issuance of formal reports summarizing complaint investigations.

                                                                   EXHIBIT 10.27

12.2 Manufacturer shall inform Organon of any defective Product, manufacturing process deviation or information of which Manufacturer is aware that suggests that a defect may exist, within five (5) business days after becoming aware of any such defective Product or deviation information.

12.3 Manufacturer shall inform Organon of any pending or threatened litigation, governmental investigation, proceeding or action involving the Product or Manufacturer's manufacturing or other facilities for the Product, within five (5) business days after receiving notice thereof.

12.4 Manufacturer shall inform Organon within forty-eight (48) hours of any FDA general GMP inspection or other FDA inspection involving the Product. The Manufacturer will provide Organon with a copy of the form 483, or any other pertinent governmental agency form or document, as well as the Manufacturer's response thereto within Forty-eight (48) hours after Manufacturer's receipt of such form or document or response. Manufacturer may redact any confidential information of third parties from such documents.

12.5 Manufacturer shall supply an Annual Product Review, as required by 21CFR 211.180(e), no more than 30 days following each sNDA anniversary date throughout the life of this Agreement.



Section 13:  ADDITIONAL RESPONSIBILITIES OF ORGANON

13.1 Organon shall forward to Manufacturer copies of any complaints it receives from customers concerning the Product for which Manufacturer's assistance is requested, within fifteen (15) business days after receiving any such complaint.

13.2 Organon shall inform Manufacturer of any defective Product or of information that suggests that a defect may exist within five (5) business days after becoming aware of such defective Product or information.

13.3 Organon shall inform Manufacturer of any pending or threatened litigation or governmental investigation involving the manufacture of the Product within five (5) business days after Organon receives notice thereof.

13.4 Organon shall comply with applicable laws and governmental regulations affecting the sale and distribution of the Product.

                                                                   EXHIBIT 10.27

13.5 Organon shall inform Manufacturer (and provide copies when available) of regulations and requirements of applicable foreign country regulatory authorities with respect to the Product ordered by Organon for sale in a foreign country.

Section 14:  INDEMNIFICATION

14.1 Manufacturer will indemnify and hold Organon and Organon's Affiliated Companies harmless from and against all claims, suits and proceedings, and all damages, losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys' fees) that Organon or Organon's Affiliated Companies may incur, arising out of any third party's claim of property damage or personal injury or death arising from Manufacturer's negligent or willful misconduct in its performance of this Agreement, any non-conformance or defective Product relating to the manufacturing or testing of Product by Manufacturer or any breach of a representation or warranty given herein by Manufacturer. However, Manufacturer will in no event be liable for any such claims, damages, losses, costs or expenses to the extent they arise out of or result from materials, including the Substance, supplied by Organon to Manufacturer, or from Organon's or Organon's Affiliated Companies' negligence or willful misconduct.

14.2 Organon will indemnify and hold Manufacturer and Manufacturer's Affiliated Companies harmless from and against all claims, suits and proceedings, and all damages, losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys' fees) that Manufacturer or Manufacture's Affiliated Companies may incur, arising out of any third party's claim of property damage or personal injury or death arising from materials, including the Substance, supplied by Organon to Manufacturer or from Organon's or Organon's Affiliated Companies' negligent or willful misconduct in its performance of this Agreement or any breach of a representation or warranty given herein by Organon or from the sale or use of Product except to the extent Manufacturer is responsible to indemnify Organon under Section 14.1 with respect thereto. However, Organon will in no event be liable for any such claims, damages, losses, costs or expenses to the extent they arise out of or result from materials supplied by Manufacturer to Organon, or from Manufacturer or Manufacturer's Affiliated Companies' negligence or willful misconduct.

                                                                   EXHIBIT 10.27

14.3 In the event any third party asserts a claim covered by Sections 14.1 or 14.2, the indemnified party will give prompt notice to the indemnifying party, who may, at its election, handle and control the defense or settlement of the claim at its own expense by giving prompt notice to the indemnified party. However, the indemnifying party will not settle any such claim without the indemnified party's prior written consent, which will not be unreasonably withheld. If the indemnifying party does not give such notice and does not proceed diligently to defend the claim within thirty (30) days after receipt of notice, the indemnifying party will be bound by any defense or settlement that the indemnified party may make as to that claim and will reimburse the indemnified party for any expenses related to the defense or settlement of the claim. The parties will cooperate in defending against any asserted third-party claims. Indemnification of the indemnified party will also cover the indemnified party's directors, officers, employees, agents, Affiliated Companies, and third parties performing services for the indemnified party.

Section 15:  CONFIDENTIALITY

15.1 It is understood and agreed by Manufacturer, that any and all information and data disclosed by Organon to Manufacturer under this Agreement is and shall remain the exclusive property of Organon. It is acknowledged by Manufacturer that the information and data are only disclosed to Manufacturer for the purposes and use described in this Agreement and that they are to be regarded as trade secrets containing unpublished results of private research and experience which are used in Organon's business and which are of a nature customarily held in strict confidence and regarded as privileged knowledge; consequently, any other use or any disclosure by Manufacturer of information and data in violation of this Section 15.1 may harm and damage Organon's legitimate business interests. Manufacturer hereby undertakes to keep secret and confidential the above-mentioned information and data during the term of this Agreement as well as thereafter and not to use or disclose the information and data to any third party, person, or government institution without Organon's prior written approval and not to use it for any other use or purpose than those described in this Agreement.

15.2 The obligations described in Section 15.1 above shall not be applicable to any part of the information and data disclosed by Organon under this Agreement which:

         -  at the moment of disclosure is general (public) knowledge;
         -  after disclosure, through no fault of Manufacturer, becomes

                                                                   EXHIBIT 10.27

            general (public) knowledge;

         - properly and lawfully becomes available to Manufacturer, from the source not bound to Organon by a secrecy obligation and provided this can be adequately substantiated;

         - is required to be disclosed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or which is otherwise required by law to be disclosed.

15.3 Upon termination or expiration of this Agreement Manufacturer hereby undertakes, upon such request from Organon, to promptly return all information and data on any and all media received from Organon and not to retain any copy or photocopy of such information and data and to stop any further use of Organon's information and data as referred to in Section 15.1 above.

15.4 The terms of Section 4 of the License Agreement shall apply to the know how, information and data disclosed by Manufacturer to Organon under this Agreement.

Section 16:  TERM AND TERMINATION

16.1 This Agreement shall be effective for a term of five years from the date specified in Section 2.2 and shall automatically renew for successive three year periods, unless Organon notifies Manufacturer that it will terminate this agreement or any renewal thereof within at least 18 months prior to the end of the current term or unless terminated under Section 16.2. For each renewal period, the parties agree to negotiate in good faith any increase or decrease of the prices for Product for such renewal period.

16.2 Notwithstanding the preceding paragraph, this Agreement may be terminated forthwith by registered mail or overnight courier:

         a) by either Party in the event the other Party shall materially breach any of its obligations under this Agreement and shall fail to remedy such breach within sixty (60) days from receipt of written notice of such breach by the Party not in default; or

         b) by either Party in the event of the other Party's liquidation, bankruptcy or state of insolvency; or

         c) by Organon in the event Manufacturer without the written consent of Organon assigns this Agreement in whole or in part to any third party (not

                                                                   EXHIBIT 10.27

         as provided for in Section 18.3) or if the majority of the shares of Manufacturer are acquired by a current or future competitor of Organon in the antidepressant market.

         If either clause b or c occurs, Organon shall have the right to Self Supply without payments set forth in Sections 2.4 and 2.5.

Section 17:  APPLICABLE LAW AND DISPUTE RESOLUTION

17.1 The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

17.2 The Parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement by negotiation. If the matter can not be resolved in the normal course of business any interested Party shall give the other Party written notice of any such dispute not resolved, after which the dispute shall be referred to more senior executives of both Parties, who shall likewise attempt to resolve the dispute.

17.3 If any dispute has not been resolved by non-binding means as provided in Section 17.2 above within forty-five (45) days of the initiation of such procedure, the dispute shall be finally and exclusively settled by arbitration by three (3) independent arbitors in Minneapolis, Minnesota under the Uncitral Arbitration Rules. Each party shall appoint one (1) arbitrator, and those two (2) arbitrators shall appoint a third by mutual agreement and in accordance with the Uncitral Arbitration Rules. The appointing authority shall be the London Court of International Arbitration in London, England. The language of the arbitration shall be English. The arbitration shall be in lieu of any other remedy and the award shall be final, binding and enforceable by any court having jurisdiction for that purpose. The Parties further agree that the arbitrators are not authorized to award punitive damages in connection with any controversy or claim settled by arbitration.

17.4 This Section shall, however, not be construed to limit or to preclude either Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.

Section 18:  MISCELLANEOUS

                                                                   EXHIBIT 10.27

18.1 Headings. All headings of this Agreement are added for the purpose of convenience only and the contents and meaning of such headings shall in no way limit the meaning and applicability of the relevant Sections.

18.2 Entire Agreement. This Agreement, the License Agreement and the GMP Agreement constitutes the entire agreement between the Parties and annuls and replaces any other agreement or understanding whether written or oral which may have existed between the Parties with respect to the subject matter hereof. All Exhibits attached hereto form an integral part of this Agreement. This Agreement can be modified or amended and rights under this Agreement waived only in writing signed by the Party to be charged.

18.3 No Assignment. Manufacturer shall not assign or otherwise transfer this Agreement or any part thereof to any third party, without the written consent of Organon, which will not be unreasonably withheld or delayed. Organon may assign this Agreement to an affiliate without Manufacturer's consent or to a third party with Manufacturer's consent, which will not be unreasonable withheld or delayed.

18.4 Binding upon Successors. This Agreement shall bind and benefit the Parties and their respective successors and permitted assigns.

18.5 Notices. All notices in connection with this Agreement shall be in writing and be in the English language (as shall all other written communications and correspondence) and may be given by personal delivery, prepaid registered airmail letter, telegram or telefax, addressed to the Party required or entitled to receive same at its address set forth below, or to such other address as it shall later designate by like notice to the other Party. Notice of termination of this Agreement if given by telegram or telefax, shall be confirmed by prepaid registered airmail letter dated and posted the same day. The effective date of any notice if served by telegram, telex or telefax shall be deemed the first business day in the city of destination following the dispatch thereof and if given by prepaid registered airmail letter only, it shall unless earlier received, be deemed served not later than seven (7) days after date of posting.

Notice to Organon shall be to:

Organon Inc.
375 Mt. Pleasant Avenue
West Orange, New Jersey 07052

                                                                   EXHIBIT 10.27

Attention: Vice President, Production

with a copy to:

Vice President & General Counsel
Organon Inc.
375 Mt. Pleasant Ave.
West Orange, New Jersey 07052

Notice to Manufacturer shall be to:
CIMA Labs Inc.
Telefax:  1-612-947-8770
Attention: President and Chief Operating Officer

18.6 Severability. All stipulations contained in this Agreement shall be so construed as not to infringe any provision of any law prevailing to this Agreement. To the extent that, and only to the extent that, any stipulation does infringe any such provisions, said stipulation shall be deemed void and shall be replaced by a stipulation in such a way as in accordance with the prevailing law is possible and in such a way as will be the least prejudicable to the interest of either Party. The infringement of any provision by a stipulation shall not affect the validity of any other stipulation of this Agreement.

18.7 Independent Contractors. The Parties are independent contractors and nothing in this Agreement shall imply any principal or agent relationship or other joint relationship and neither Party shall have the power or authority, either express or implied, to obligate the other Party.

18.8 Language. This Agreement is written in the English language and executed in two (2) counterparts, each of which shall be deemed an original. The English language text of this Agreement shall prevail over any translation thereof.

18.9 No Waiver. Failure of either party to insist upon the strict and punctual performance of any provision of this Agreement shall not constitute a waiver of, or estoppel against asserting the right to require such performance, nor should a waiver or estoppel in one case constitute a waiver or estoppel with respect to a later breach whether of similar nature or otherwise.

                                                                   EXHIBIT 10.27

18.10 Back-up Facility. Manufacturer represents and warrants that it will have a back-up manufacturing facility [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**] from [**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]. As soon as the manufacturing facility is operational, Organon and Manufacturer will establish the Product, subject to FDA SUPAC Guidelines, at the back-up facility. Once the Product is established at the back-up facility, pending regulatory approval, the back-up facility will be available immediately for production of Product including where the manufacturing of Product is for practical reasons of any kind no longer possible in the facility that is normally used to manufacture Product. The back-up manufacturing facility may be located at a Third Party Manufacturer's facility or facilities, provided Manufacturer obtains Organon's prior written approval, such approval will not be unreasonably withheld or delayed. As mutually agreed, Organon will pay Manufacturer for regulatory, development, clinical, stability and validation expenses required to establish a back-up facility or facilities. The Product will be transferred to the back-up facility or facilities under the FDA SUPAC Guidelines, as a Level 3 Change.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives to be effective as of the date first written above


ORGANON INC.                                              CIMA LABS INC.

By:/s/ Patrick J. Osinski                                 By: /s/ John M. Siebert
   ----------------------------------------------             --------------------------------------------
Name: Patrick J. Osinski                                  Name: John M. Siebert
     --------------------------------------------               ------------------------------------------

Title: Vice President                                     Title: President and CEO
      -------------------------------------------               ------------------------------------------


By:/s/ Dante Serricchio                                   By:/s/ John Hontz
   ----------------------------------------------            ---------------------------------------------
Name: Dante Serricchio                                    Name: John Hontz
     --------------------------------------------              -------------------------------------------

Title: Vice President                                     Title: Chief Operation Officer
      -------------------------------------------               ------------------------------------------


                                                                   EXHIBIT 10.27



                                                                          Purchase Price per SolTab(TM)
                                                                    ------------------------------------------
CUMULATIVE PURCHASES* OF PRODUCT PER YEAR                           #### mg          #### mg           #### mg
----------------------------------------------------------          -------          -------           -------
[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED           $####            $####             $####
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]
[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED           $####            $####             $####
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]
[**CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED           $####            $####             $####
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

For each calendar year the initial forecast for that year will be used for pricing Product invoiced in that year. At the end of each calendar year if the actual Product purchases are different than such initial forecast and such actual purchases of Product fall in a higher or lower pricing level, the difference will be calculated and the Manufacturer or Organon shall pay that amount to the other Party as the case may be. Notwithstanding the foregoing, no adjustment will be made if during that year there was an event of material breach by the Manufacturer or of force majeure.

* Purchases for purposes of this exhibit mean Product invoiced by Manufacturer during the applicable calendar year.

  #### = [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]